Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Earnings Conference Call
MIDLAND, MI, January 23, 2014 -- -- Chemical Financial Corporation (NASDAQ:CHFC) will announce its fourth quarter and full year 2013 results before the stock market opens on Monday, January 27, 2014.
Chemical Financial Corporation will host a conference call to discuss these results on Monday, January 27, 2014 at 11 a.m. eastern standard time. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-378-0324 and entering 8885780 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank, with 156 banking offices spread over 38 counties in the lower peninsula of Michigan. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

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